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                                   EXHIBIT 23
                         CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 33-43703) pertaining to the Sparton Corporation 1989 Stock Option Plan and in the Registration Statement (Form S-8 No. 333 - 46804) pertaining to the Amended and Restated Sparton Corporation Stock Incentive Plan of our report dated August 23, 2002 except for Note 12, as to which the date is September 5, 2002, with respect to the consolidated financial statements and schedule of Sparton Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended June 30, 2002.

                                                        /s/ Ernst & Young LLP


Toledo, Ohio

September 26, 2002


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